     As filed with the Securities and Exchange Commission on March 21, 2000

                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                                ---------------

                             WHIRLPOOL CORPORATION
             (Exact name of Registrant as specified in its charter)

                                                       38-1490038
                Delaware                  (I.R.S. Employer Identification No.)
    (State or other jurisdiction of
             incorporation)

                       Benton Harbor, Michigan 49022-2692
                                 (616) 923-5000
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                ---------------

                             Robert T. Kenagy, Esq.
                    Associate General Counsel and Secretary
                             Whirlpool Corporation
                       Benton Harbor, Michigan 49022-2692
                                 (616) 923-5000

                                With copies to:
        Carter W. Emerson, P.C.                   John R. Sagan, Esq.
            Kirkland & Ellis                      Mayer, Brown & Platt
        200 East Randolph Drive                 190 South LaSalle Street
        Chicago, Illinois 60601                    Chicago, Illinois
             (312) 861-2000                          (312) 782-0600

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                     Proposed
                                                     maximum
                                       Amount       aggregate      Amount of
      Title of each class of           to be         offering     registration
  securities to be registered(1)   registered(2)     price(2)        fee(3)
------------------------------------------------------------------------------
Debt Securities and Warrants to
 Purchase Debt Securities.........  $750,000,000   $750,000,000     $198,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Includes Debt Securities that may be issued upon exercise of Debt Security Warrants.
(2) Or the equivalent thereof in one or more foreign currencies or composite currencies, including the Euro. If any Debt Securities or Debt Securities Warrants are issued at an original issue discount, includes such greater amount as shall result in net proceeds to the Registrant of $750,000,000.
(3) The registration fee has been calculated pursuant to Rule 457(o) and reflects the offering price rather than the principal amount, of any Debt Securities issued at a discount.

                                ---------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this preliminary prospectus is not complete and may be + +changed. We may not sell these securities until the registration statement +
+covering them has become effective.                                           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  SUBJECT TO COMPLETION, DATED MARCH 21, 2000

PROSPECTUS

                                  $750,000,000

                             WHIRLPOOL CORPORATION

                  Debt Securities and Debt Securities Warrants

                                 ------------

  We may use this prospectus to offer and sell securities from time to time. The types of securities we may sell include:

  . unsecured senior debt securities

  . unsecured subordinated debt securities

  . warrants to purchase debt securities

  . units consisting of any combination of these securities

  We will provide the specific terms of these securities in supplements to this prospectus prepared in connection with each offering. These terms may include:

                   In the case of    In the case of
  In the case of   debt securities:  warrants:
any securities:



                   . interest rate   . the types of
  . offering price                     securities that
                                       may be acquired
                                       upon exercise


                   . maturity
  . size of offering



                   . ranking
  . underwriting discounts

                                     . expiration date


                   . whether they may
                     be redeemed
                     prior to
                     maturity
  . denomination or currency         . exercise price

                                     . conditions to
                                       exercisability

  The securities offered will contain other significant terms and conditions. Please read this prospectus and the applicable prospectus supplement carefully before you invest.

                                 ------------

  These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor have they determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 ------------

                The date of this prospectus is          , 2000.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. You should read this prospectus and the applicable prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

   The registration statement that contains this prospectus and the exhibits to that registration statement contain additional important information about Whirlpool Corporation and the securities offered under this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

   We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

  . Our Annual Report on Form 10-K for the fiscal year ended December 31,
    1999.

  . Our Current Reports on Form 8-K dated January 24, 2000, February 15, 2000 and March 21, 2000.

   You may request a copy of these filings (other than exhibits, unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                              Corporate Secretary
                             Whirlpool Corporation
                            2000 M63, Mail Drop 2200
                       Benton Harbor, Michigan 49022-2692
                           Telephone: (616) 923-5000.

   You should rely only on the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

                             WHIRLPOOL CORPORATION

   Whirlpool Corporation, the leading worldwide manufacturer and marketer of major home appliances, was incorporated in 1955 under the laws of Delaware as the successor to a business that traces its origin to 1898. We manufacture and market a full line of major home appliances and related products, primarily for home use. Our principal products are: home laundry appliances, home refrigeration and room air conditioning equipment, home cooking appliances, home dishwashers, and mixers and other small household appliances.

   Our principal executive offices are located at Benton Harbor, Michigan 49022-2692 and our telephone number is (616) 923-5000.

                                USE OF PROCEEDS

   Unless the applicable prospectus supplement provides otherwise, we will use the net proceeds from the sale of the offered securities for general corporate purposes.

                      RATIOS OF EARNINGS TO FIXED CHARGES

   The following are the unaudited consolidated ratios of earnings to fixed charges for each of the years in the five-year period ended December 31, 1999:

                                                        Year Ended December 31,
                                                        ------------------------
                                                        1999 1998 1997 1996 1995
                                                        ---- ---- ---- ---- ----
Ratio of earnings to fixed charges..................... 3.7  3.0  --   1.5  2.0

   For purposes of the ratios of earnings to fixed charges, earnings consist of pre-tax earnings from continuing operations before fixed charges, minority interest and our equity in undistributed net earnings of less than 50% owned affiliated companies, the investment in which is accounted for by the equity method. Fixed charges consist of interest on indebtedness, amortization of debt expense and premium, and that portion of rentals representative of interest. Our earnings were insufficient to cover fixed charges by $178 million for the year ended December 31, 1997. We incurred pre-tax restructuring charges of $343 million in 1997 to better align our cost structure within the global home-appliance marketplace. Excluding the impact of these restructuring charges, our ratio of earnings to fixed charges in 1997 would have been 1.6.

                         DESCRIPTION OF DEBT SECURITIES

   The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below will be applicable to the debt securities will be described in the applicable prospectus supplement.

   The debt securities are to be issued in one or more series under an Indenture dated as of March 20, 2000 (as amended by the Trust Indenture Reform Act of 1990, the "Indenture") between the Company and Citibank, N.A., as trustee, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary of certain provisions of the debt securities and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions of certain terms, and the applicable prospectus supplement. You should read these documents carefully to fully understand the terms of the debt securities.

   The numerical references in parentheses below are to sections of the Indenture. Unless otherwise indicated, capitalized terms used in the following summary that are defined in the Indenture have the meanings used in the Indenture. As used in this summary, the "Company" refers to Whirlpool Corporation and does not, unless the context otherwise indicates, include its subsidiaries.

General

   The Indenture does not limit the amount of debt securities that can be issued under the Indenture and provides that debt securities of any series may be issued under the Indenture up to the aggregate principal amount which may be authorized from time to time by the Company. The Indenture does not limit the amount of other indebtedness or securities, other than certain secured indebtedness as described below, which may be issued by the Company. All debt securities issued under the Indenture will be unsecured and will rank pari passu, or equally, with all other unsecured and unsubordinated indebtedness of the Company. However, because a substantial portion of the Company's operations are conducted through subsidiaries, its cash flow and the consequent ability to service debt, including any debt securities issued under the Indenture, are dependent upon the earnings of its subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by, its subsidiaries to the Company. In addition the payment of dividends and the making of loans and advances to the Company by its subsidiaries may be subject to statutory or contractual restrictions.

   We will prepare a prospectus supplement for each series of debt securities that we issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates, which may include the following:

  . the title of the securities;

  . any limit upon the aggregate principal amount of the securities;

  . if other than 100% of the principal amount, the percentage of their principal amount at which the offered debt securities will be offered;

  . the maturity;

  . the interest rate and the date from which interest will accrue;

  . if other than as set forth herein, the place or places where the principal of and interest, if any, on the offered debt securities will be payable;

  . the terms of any optional redemption right by the Company or any mandatory redemption obligation;

  . the terms of any "sinking fund" provisions;

  . if other than the principal amount thereof, the portion of the principal amount of the offered debt securities which will be payable upon declaration of acceleration of the maturity thereof;

  . whether the offered debt securities will be issuable in registered or bearer form or both;

  . whether and under what circumstances the Company will pay additional amounts on the offered debt securities held by a person who is not a U.S. Person in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such offered debt securities rather than pay such additional amounts;

  . any conversion features;

  . information with respect to warrants, if any;

  . the currency or currency unit in which the offered debt securities are issued or payable;

  . whether the offered debt securities will be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee; and

  . any other terms or conditions not inconsistent with the provisions of the Indenture upon which the offered debt securities will be offered. (Section 2.3)

   "Principal" when used herein includes, when appropriate, the premium, if any, on the debt securities.

   One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to such debt securities will be described in the prospectus supplement or prospectus supplements relating to any such series of debt securities. In general, the material federal income tax consequences applicable to a series of debt securities will be described in the prospectus supplement relating to the series of debt securities, to the extent applicable.

   Unless otherwise provided in the prospectus supplement relating to any offered debt securities, principal and interest, if any, will be payable, and the debt securities will be transferable or exchangeable, at the office or offices or agency that we maintain for those purposes, provided that payment of interest on any registered debt securities will be paid at such place of payment by check mailed to the persons entitled to the payment at the addresses of such persons appearing on the security register. Interest on registered debt securities will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the record date for the interest payment date.

   The debt securities may be issued in registered form or bearer form or both as specified in the terms of the series. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, beneficial interests in the global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

   Debt securities in bearer form will be transferable by delivery. (Section 2.8) To the extent set forth in the prospectus supplement relating to such debt securities, interest on debt securities in bearer form will be payable only against presentation and surrender of the coupons for the interest installments evidenced by the coupons as they mature at a paying agency of the Company located outside of the United States and its possessions. (Section 3.1) The Company will maintain such an agency for a period of two years, or any period after two years for which it is necessary to conform to United States tax laws or regulations, after the principal of such debt securities has become due and payable. (Section 3.2)

   The debt securities being offered by this prospectus will be issued in denominations of $1,000 or any whole multiple of $1,000 or the equivalent in foreign denominated currency or currency units, unless otherwise specified in the prospectus supplement relating to any offered debt securities. (Section 2.7)

   The Indenture requires the annual filing by the Company with the trustee of a certificate as to compliance with certain covenants contained in the Indenture. (Section 3.5)

   The Company will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the Company to purchase offered debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement or prospectus supplements relating to the series.

   The Company may at any time purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by the Company may, at its sole option, be held, resold or surrendered to the trustee for cancellation.

   Unless otherwise described in a prospectus supplement relating to any offered debt securities, there are no covenants or provisions contained in the Indenture that may afford the holders of offered debt securities direct protection in the event of a highly leveraged transaction involving the Company.

Exchange of Securities

   Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency maintained by the Company for that purpose and upon fulfillment of all other requirements of such agent. (Section 2.8) No service charge will be made for any transfer or exchange of the debt securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.8)

   To the extent and under the circumstances specified by the terms of a series of debt securities authorized to be issued in registered form and bearer form, bearer debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the bearer debt securities with all unpaid coupons relating to the bearer debt securities at an agency maintained by the Company for such purposes and upon fulfillment of all other requirements of such agent. (Section 2.8) The terms of a series of debt securities will normally not permit registered debt securities to be exchanged for bearer debt securities.

Limitations on Liens

   Unless otherwise indicated in the prospectus supplement, the Company will covenant that, so long as any of the debt securities of a series remain outstanding, the Company will not, nor will it permit any Restricted Subsidiary to, secure indebtedness for money borrowed (hereinafter referred to as "Debt") by placing a Lien on any Principal Property now or hereafter owned or leased by the Company or any Restricted Subsidiary or on any shares of stock or Debt of any Restricted Subsidiary without equally and ratably securing the debt securities of such series, unless (1) the aggregate principal amount of such secured Debt then outstanding plus (2) all Attributable Debt of the Company and its Restricted Subsidiaries in respect of sale and leaseback transactions described below covering Principal Properties, other than sale and leaseback transactions under (b) of the following paragraph, does not exceed an amount equal to 10% of Consolidated Net Tangible Assets.

   This restriction will not apply to, and there shall be excluded in computing secured Debt for purposes of this restriction, certain permitted Liens, including:

      (a) Liens existing as of the date of the Indenture,

      (b) Liens on property or assets of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary,

      (c) Liens on property or assets or shares of stock or Debt existing at the time of acquisition and certain purchase money or similar Liens,

      (d) Liens to secure certain development, operation, construction, alteration, repair or improvement costs,

      (e) Liens in favor of, or which secure Debt owing to, the Company or a Restricted Subsidiary,

      (f) Liens in connection with government contracts, including the assignment of moneys due or to come due thereon,

      (g) certain Liens in connection with legal proceedings or arising in the ordinary course of business and not in connection with the borrowing of money,

      (h) Liens on property securing tax-exempt obligations issued by a domestic governmental issuer to finance the cost of acquisition or construction of such property, and

      (i) extensions, substitutions, replacements or renewals of the foregoing. (Section 3.9)

Restrictions on Sale and Leasebacks

   Unless otherwise indicated in the prospectus supplement, the Company will covenant that, so long as any of the debt securities of a series remain outstanding, the Company will not, nor will it permit any Restricted Subsidiary to, enter into any sale and leaseback transaction, except a lease for a period not exceeding three years, after the date of the Indenture covering any Principal Property which was or is owned or leased by the Company or a Restricted Subsidiary and which has been or is to be sold or transferred more than 120 days after such property has been owned by the Company or such Restricted Subsidiary and completion of construction and commencement of full operation thereof, unless (a) the Attributable Debt in respect thereto and all other sale and leaseback transactions entered into after the date of the Indenture (other than those the proceeds of which are applied to reduce indebtedness under (b) following), plus the aggregate principal amount of then outstanding secured Debt not otherwise permitted or excepted without equally and ratably securing the debt securities, does not exceed 10% of Consolidated Net Tangible Assets, or (b) an amount equal to the greater of the net proceeds of the sale or the fair market value of the Principal Property leased is applied within 120 days after the sale or transfer to the voluntary retirement of indebtedness, including debt securities, maturing more than one year thereafter. (Section 3.10)

Certain Definitions

   The following are certain key definitions used in the Indenture.

   The term "Subsidiary" is defined to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

   The term "Restricted Subsidiary" is defined to mean any Subsidiary (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, or (b) which owns or leases any Principal Property; provided, however, that the term "Restricted Subsidiary" shall not include any Subsidiary (1) more than 80% of whose revenues during the four preceding calendar quarters, if any, were derived from, and more than 80% of whose assets are related to, the financing of foreign Subsidiaries, or the financing of sales or leasing to Persons other than the Company or any other Restricted Subsidiary, (2) which is primarily engaged in holding or developing real estate or constructing buildings or designing, constructing or otherwise manufacturing structures, equipment, systems, machines, devices or facilities for the control or abatement of atmospheric pollutants or contaminants, water pollution, noise, odor or other pollution or waste disposal, (3) which is a bank, insurance company or finance company, (4) which is or was a "DISC" (Domestic International Sales Corporation) or a "FSC" (Foreign Sales Corporation), as defined in Sections 992 or 922, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), or which receives similar tax treatment under any subsequent amendments thereto or successor laws thereof, or (5) which is any other financial entity whose accounts as of the date of determination are not required to be consolidated with the accounts of the Company in its audited consolidated financial statements (but such Subsidiary shall be excluded pursuant to any of clauses (i) through (v) of this proviso only so long as it shall not own any Principal Property).

   The term "Principal Property" is defined to mean any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, owned or leased by the Company or any Restricted Subsidiary, used primarily for manufacturing and located in the United States, the gross book value on the books of the Company or such Restricted Subsidiary (without deduction of any depreciation reserve) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such building, structure or other facility or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (i) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Code (or which receive similar tax treatment under any subsequent amendments thereto or successor laws thereof), or (ii) which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

   The term "Attributable Debt," in respect of the sale and leaseback transactions described above, is defined to mean the amount determined by multiplying the greater, at the time such transaction is entered into, of (i) the fair value of the real property subject to such arrangement (as determined by the Company) or (ii) the net proceeds of the sale of such real property to the lender or investor, by a fraction of which the numerator is the unexpired initial term of the lease of such real property as of the date of determination and of which the denominator is the full initial term of such lease. Sale and leasebacks with respect to facilities financed with certain tax exempt securities are excepted from the definition.

   The term "Consolidated Net Tangible Assets" is defined to mean the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting (a) all current liabilities, excluding any current liablities constituting Funded Debt by reason of being extendible or renewable, and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

   The term "Funded Debt" is defined to mean all indebtedness for money borrowed, or evidenced by a bond, debenture, note or similar instrument or agreement whether or not for money borrowed, having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower. (Section 1.1)

   The term "Lien" is defined to mean any pledge, mortgage or other lien, including lease purchase, installment purchase and other title retention financing arrangements, on or in respect of any Principal Property owned or leased by the Company or any Restricted Subsidiary, or on any shares of stock or Debt of any Restricted Subsidiary. (Section 3.9)

Events of Default

   The following are Events of Default under the Indenture with respect to the debt securities of any series:

  . a failure to pay any interest on any debt security of that series when due and payable, and continuance of such failure for a period of 30 days;

  . failure to pay the principal on any debt security of that series as and when the same shall become due and payable either at maturity, upon redemption, other than with respect to a sinking fund payment, by declaration or otherwise;

  . failure to deposit any sinking fund payment when due in respect of that series, and continuance of such failure for a period of 30 days;

  . default in the performance, or breach, of any other covenant or warranty of the Company set forth in the Indenture not otherwise dealt with in
    Section 5.1, other than a covenant or warranty included in the Indenture solely for the benefit of a series of Securities other than that series, and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the Holders of at least 25% in principal amount of the Outstanding Securities of that series;

  . failure to pay any portion of the principal of any indebtedness for money borrowed by the Company, including debt securities of another series, which indebtedness is in excess of $50,000,000 outstanding principal amount, when due and payable after the expiration of any applicable grace period with respect thereto or the acceleration of such indebtedness, if such acceleration is not annulled within 10 days after written notice as provided in the Indenture; and

  . certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.1)

   Additional Events of Default may be prescribed for the benefit of holders of certain series of debt securities which, if prescribed, will be described in the prospectus supplement relating to those debt securities. The Indenture provides that the trustee shall notify the holders of debt securities of each series of all defaults known to it and affecting that series within 90 days after the occurrence of a default unless the defaults shall have been cured before the giving of the notice. The term "default" or "defaults" for the purposes of this section of the Indenture is defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default. The Indenture provides that notwithstanding the foregoing, except in the case of a default in the payment of the principal of or interest on any of the debt securities of such series or any default in the payment of any sinking fund installment or analogous obligation in respect of any of the debt securities of such series, the trustee shall be protected in withholding such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series. (Section 5.11)

   The Indenture provides that if an Event of Default with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of that series then outstanding may declare the principal amount of all the debt securities of that series to be due and payable immediately or, if the debt securities of that series are Original Issue Discount Securities (as defined), such portion of the principal amount as may be specified in the terms of that series to be immediately due and payable. However, upon certain conditions such declaration may be annulled. (Section 5.1) Any past defaults and the consequences of the defaults may be waived by the holders of a majority in principal amount of the debt securities of that series then outstanding, except for a default in the payment of principal of or interest on debt securities of that series, which default cannot be waived. (Sections 5.1 and 5.10) The Indenture also permits the Company to omit compliance with certain covenants in the Indenture with respect to debt securities of any series upon waiver by the holders of a majority in principal amount of the debt securities of such series then outstanding. (Section 3.11)

   Subject to the provisions of the Indenture relating to the duties of the trustee in case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the Indenture at the request or direction of any of the holders of that series, unless such holders shall have offered to the trustee reasonable security or indemnity. (Sections 6.1 and 6.2) Subject to such provisions for security or indemnification and certain limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the debt securities of each series affected by an Event of Default and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 5.9)

   No holder of any debt security of any series will have any right by virtue or by availing of any provision of the Indenture to institute any proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to debt securities of that series and unless also the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request. (Section 5.6) However, the right of a holder of any debt security to receive payment of the principal of and any interest on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder. (Section 5.7)

Satisfaction and Discharge of Indenture

   The Indenture with respect to any series--except for certain specified surviving obligations, including, among other things, the Company's obligation to pay the principal of and interest on the debt securities of such series-- will be discharged and canceled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee of cash or appropriate Government Obligations (as defined) or a combination thereof sufficient for such payment or redemption in accordance with the Indenture and the terms of the debt securities of such series.

Modification of the Indenture

   The Indenture contains provisions permitting the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or any supplemental indenture with respect to the debt securities of such series or modifying in any manner the rights of the holders of the debt securities of such series; provided that no such supplemental indenture may (1) extend the final maturity of any debt security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected, or (2) reduce the percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected. (Section 8.2) Additionally, in certain prescribed instances, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities. (Section 8.1)

Defeasance and Covenant Defeasance

   The Indenture provides that, if the defeasance provisions of the indenture are made applicable to the debt securities of a series pursuant to Section 2.3 of the Indenture, then the Company may elect either (1) to terminate, and be deemed to have satisfied, all its obligations with respect to such debt securities, except for the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, to compensate and indemnify the trustee and to punctually, pay or cause to be paid the principal of, and interest on, all debt securities of such series when due ("defeasance"), or (2) to be released from its obligations with respect to such debt securities under Sections 3.7, 3.8, 3.9 and 3.10 of the Indenture (being the restrictions described above under "Limitations on Liens" and "Restrictions on Sale and Leasebacks" and certain requirements as to maintenance of Principal Properties and payment of taxes and other claims) ("covenant defeasance"), upon the deposit with the trustee, in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms, without consideration of any reinvestment, will provide money, in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal of and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if, among other things, the Company has delivered to the trustee an opinion of counsel with regard to certain matters, including an opinion to the effect that the Holders of such debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred. The prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance with respect to the debt securities of any series. (Section 10.1)

Concerning the Trustee

   The Company presently does, and may from time to time in the future, maintain lines of credit and have customary banking relationships with Citibank, N.A., the trustee under the Indenture. The Company has several series of debt securities outstanding under the Indenture for which the trustee is serving as trustee and the trustee may serve as trustee for other debt securities issued by the Company from time to time.

Global Securities

   The following will apply to debt securities of any series, unless the prospectus supplement relating to that series provides otherwise.

   Upon issuance, the debt securities of each series will be represented by one or more "global securities" which will be deposited with, or on behalf of, the depositary and will be registered in the name of the depositary or a nominee of the depositary. Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, The Depositary Trust Company ("DTC") will act as the depositary and the global securities will be deposited with, or on behalf of, DTC or its nominee, and registered securities will be registered in the name of a nominee of DTC. Except under limited circumstances described below, global securities will not be exchangeable for definitive certificated debt securities.

   Upon the issuance of a global security, DTC or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with DTC ("Participants"). Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of Participants) and records of Participants (with respect to interests of persons who hold through Participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

   So long as the depository or its nominee is the registered owner of a global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

   Payments of principal of and any interest (and premium, if any) on individual debt securities represented by a global security will be made to DTC or its nominee, as the case may be, as the sole registered owner of such global security and the sole holder of the debt securities represented by the global security for all purposes under the applicable Indenture. Neither the Company nor the trustee, nor any agent of the Company or the trustee, will have any responsibility or liability for any aspect of DTC's records relating to or payments made on account of beneficial ownership interests in the global securities representing any debt securities or for maintaining, supervising or reviewing any of DTC's records relating to those beneficial ownership interests.

   The Company has been advised by DTC that, upon receipt of any payment in respect of a global security, DTC will immediately credit Participants' accounts for their pro rata share of such payments. The Company also expects that payments by Participants to owners of beneficial interests in global securities held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the sole responsibility of the Participants.

   Global securities may not be transferred except as a whole by DTC to a nominee of DTC. Global securities representing debt securities are exchangeable for certificated debt securities only if:

  . DTC or its nominee notifies the Company that it is unwilling or unable to continue as depositary for these global securities;

  . DTC ceases to be qualified as required by the applicable Indenture;

  . the Company instructs the trustee in accordance with the applicable
    Indenture that those global securities will be so exchangeable; or

  . there shall have occurred and be continuing an Event of Default or an event which after notice or lapse of time would be an Event of Default with respect to the debt securities represented by such global security.

   Any global securities that are exchangeable as described above shall be exchangeable for certificated debt securities issuable in denominations of $1,000 (or $5,000 in the case of bearer debt securities) and integral multiples of $1,000 (or $5,000 in the case of bearer debt securities) in excess thereof and registered in such names as DTC or its nominee shall direct. Subject to the foregoing, global securities are not exchangeable, except for global securities of like denomination to be registered in the name of DTC or its nominee. If debt securities are subsequently issued in registered form, they would thereafter be transferred or exchanged without any service charge at the corporate trust office of the trustee or at any other office or agency maintained by the Company for such purpose.

   So long as DTC or its nominee is the registered holder and owner of global securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for the purposes of receiving payment on the debt securities, receiving notices and for all other purposes under the applicable Indenture and the debt securities. Except as provided above, owners of beneficial interests in global securities will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the applicable Indenture. Accordingly, each person owning a beneficial interest in the global securities must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Indentures provide that DTC may grant proxies and otherwise authorize Participants to give to take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable Indenture. The Company understands that under existing industry practices in the event that the Company requests any action of holders or that an owner of a beneficial interest in global securities desires to give to take any action which a holder is entitled to give or take under the applicable Indenture. DTC or its nominee would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize beneficial owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners through them.

   DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the SEC.

   According to DTC, the foregoing information with respect DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

                            DESCRIPTION OF WARRANTS

   The Company may issue, together with other debt securities or separately, warrants for the purchase of debt securities. The warrants will be issued under warrant agreements to be entered into between the Company and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement or prospectus supplements relating to warrants being offered by this prospectus. A copy of the form of warrant agreement, including the form of warrant certificate representing the warrants, is filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary of certain provisions of the warrant certificate and the warrant agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the warrant agreement, including the definitions of certain terms, and the applicable prospectus supplement. You should read these documents carefully to fully understand the terms of the warrants.

General

   The prospectus supplement or prospectus supplements relating to any warrants will describe the terms of the warrants offered thereby, the warrant agreement relating to such warrants and the warrant certificates representing such warrants, including the following:

  . the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

  . the designation and terms of any related debt securities with which such warrants are issued and the number of such warrants issued with each such debt security;

  . the date, if any, on and after which such warrants and the related debt securities will be separately transferable;

  . the principal amount of debt securities purchasable upon exercise of warrants and the price at which such principal amount of debt securities may be purchased upon such exercise;

  . the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  . if the debt securities purchasable upon exercise of such warrants are Original Issue Discount Securities, a discussion of federal income tax considerations applicable thereto; and

  . whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

   Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise--except to the extent that consent of holders of warrants may be required for certain modifications of the terms of the Indenture and a series of debt securities issuable upon exercise of the warrants--and will not be entitled to payments of principal of or interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Warrants

   Each warrant will entitle the holder thereof to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered by this prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered by the prospectus supplement. After the close of business on the applicable expiration date, unexercised warrants will become void.

   Warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. As soon as practicable after the proper exercise of a warrant, the Company shall issue, pursuant to the Indenture, the debt securities purchased upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

                              PLAN OF DISTRIBUTION

   We may sell the securities offered pursuant to this prospectus through agents, through underwriters or dealers or directly to one or more purchasers. We may also sell the securities through a combination of these methods.

   Underwriters, dealers and agents that participate in the distribution of the securities offered pursuant to this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including underwriting discount, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

   The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  . commercial and savings banks;

  . insurance companies;

  . pension funds;

  . investment companies; and

  . educational and charitable institutions.

   The institutional purchaser's obligations under the contract are subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

   We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

   When we issue the securities offered by this prospectus, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

   Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their and/or our businesses.

                                 LEGAL MATTERS

   Unless otherwise indicated in the prospectus supplement, certain legal matters regarding the offered debt securities will be passed upon for us by Kirkland & Ellis, a partnership including professional corporations.

                                    EXPERTS

   The consolidated financial statements and schedule of Whirlpool Corporation at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, incorporated by reference in this Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference in the Company's Annual Report on Form 10-K, which, as to the years 1998 and 1997, are based in part on the reports of PricewaterhouseCoopers, independent auditors. The financial statements and schedule referred to above are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

                                 EXHIBIT INDEX


     1(a)      Form of Underwriting Agreement.
     1(b)      Form of Distribution Agreement (incorporated by reference to Exhibit 1(b)
               of the Registrant's Registration Statement on Form S-3 dated May 6, 1991
               (File No. 033-40249)).
     4(a)      Indenture between Whirlpool Corporation and Citibank, N.A., dated as of
               March 20, 2000.
     4(b)      Form of Warrant Agreement (incorporated by reference to Exhibit 4(b) of the Registrant's Registration Statement on Form S-3 dated May 6, 1991
               (File No. 033-40249)).
     4(c)      Form of Debt Security (incorporated by reference to Exhibit 4(c) of the
               Registrant's Registration Statement on Form S-3 dated May 6, 1991 (File
               No. 033-40249)).
      5.1      Opinion and Consent of Kirkland & Ellis as to legality of securities to be issued.
     12        Statement re: computation of ratio of earnings to fixed charges.
     23.1      Consent of Kirkland & Ellis (included as part of Exhibit 5).
     23.2      Consent of Ernst & Young LLP, Independent Auditors.
     23.3      Consent of PricewaterhouseCoopers, Independent Auditors.
     24        Powers of Attorney.
     25(a)     Form T-1, Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of Citibank, N.A.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following is an estimate pursuant to instruction to Item 511 of Regulation S-K, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

      Registration Fee................................................. $198,000
      Legal Fees and Expenses..........................................  100,000
      Trustee Fees and Expenses........................................   30,000
      Accounting Fees and Expenses.....................................   50,000
      Blue Sky and Legal Investment Fees and Expenses..................   10,000
      Printing and Engraving Fees......................................  100,000
      Rating Agency Fees...............................................  100,000
      Miscellaneous....................................................   12,000
                                                                        --------
          Total........................................................ $600,000
                                                                        ========

Item 15. Indemnification of Directors and Officers

   The forms of underwriting agreement and distribution agreement, filed as Exhibits 1(a) and 1(b) to this Registration Statement contain provisions relating to indemnification.

   The General Corporation Law of the State of Delaware and the Company's Restated Certificate of Incorporation provide for the indemnification of any person who was, is or is threatened to be made a party to any action because such person is or was a director, officer, employee or agent of Whirlpool, or served another enterprise at the request of Whirlpool, against reasonable expenses (including attorney's fees) and, except as to an action by or in the right of Whirlpool whereby such a person is found liable to Whirlpool, judgments, fines and reasonable settlement payments in connection with such actions.

   The General Corporation Law of the State of Delaware and the Company's Restated Certificate of Incorporation authorize the purchase of indemnification insurance by the Company. The Company has in effect insurance policies with a total coverage of $75,000,000 (subject to certain deductibles) which, among other things, (i) provide for the payment by the insurers of all amounts which the Company may legally pay to directors and officers of the Company as indemnification, excluding certain fines and penalties which are legally uninsurable and certain other matters, and (ii) insure the Company's officers and directors against certain claims which are not indemnified by the Company. The Company also has in effect insurance policies with a total coverage of $75,000,000 (subject to certain deductibles) which among other things, provide for payment by the insurers of amounts, excluding certain fines and penalties which are legally uninsurable and certain other matters, which the Company, its directors, officers or employees become obligated to pay by reason of any claim based upon an act or omission in the management or administration of certain employee benefit plans sponsored by the Company and certain subsidiaries of the Company.

Item 16. Exhibits

   The exhibits to this Registration Statement are listed in the Exhibit Index below.

Item 17. Undertakings

   (a) The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

   (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, on March 21, 2000.

                                          Whirlpool Corporation

                                                  /s/ David R. Whitwam*
                                          By: _________________________________
                                                      David R. Whitwam
                                               Chairman of the Board andChief
                                                      Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----


     /s/ David R. Whitwam*           Director, Chairman of the
____________________________________  Board and Chief Executive
          David R. Whitwam            Officer
                                      (Principal Executive
                                      Officer)

      /s/ Jeff M. Fettig*            Director, President and
____________________________________  Chief Operating Officer
           Jeff M. Fettig

       /s/ Mark E. Brown*            Executive Vice President and
____________________________________  Chief Financial Officer
           Mark E. Brown              (Principal Financial
                                      Officer)

      /s/ Betty A. Beaty*            Vice President and
____________________________________  Controller (Principal
           Betty A. Beaty             Accounting Officer)

        /s/ Herman Cain*             Director
____________________________________
            Herman Cain

     /s/ Gary T. DiCamillo*          Director                        March 21, 2000
____________________________________
         Gary T. DiCamillo

     /s/ Allan D. Gilmour*           Director
____________________________________
          Allan D. Gilmour

    /s/ Kathleen J. Hempel*          Director
____________________________________
         Kathleen J. Hempel

      /s/ James M. Kilts*            Director
____________________________________
           James M. Kilts

     /s/ Arnold G. Langbo*           Director
____________________________________
          Arnold G. Langbo

      /s/ Miles L. Marsh*            Director
____________________________________
           Miles L. Marsh

             Signature                           Title                    Date
             ---------                           -----                    ----


      /s/ Philip L. Smith*           Director
____________________________________
          Philip L. Smith

       /s/ Paul G. Stern*            Director
____________________________________
           Paul G. Stern

     /s/ Janice D. Stoney*           Director
____________________________________
          Janice D. Stoney

     /s/ Daniel F. Hopp
*By: __________________________
         Daniel F. Hopp
        Attorney-in-Fact

                                      S-2